UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 3, 2013

Truven Health Analytics Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-187931	06-1467923
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 E. Eisenhower Parkway

Ann Arbor, Michigan 48108

(Address of principal executive offices)

(734) 913-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Resignation of Director

Effective July 2, 2013, director John McNamara Curtis resigned from the Board of Directors (the “Board”) of Truven Health Analytics Inc. (the “Company”). Mr. Curtis is resigning to pursue other professional opportunities, and not as the result of any disagreement with the Board or with the Company’s management.

Appointment of Officer

On July 3, 2013, the Company announced the appointment of Roy Martin, age 58, to serve as Executive Vice President and Chief Operating Officer of its Commercial division. In this role, Mr. Martin will be responsible for the activities of the Company’s hospital, clinician, employer/health plan and pharma customer channels. Mr. Martin will commence his employment at the Company on July 8, 2013.

Since 2011, Mr. Martin has served as President and Chief Executive Officer of WELM Ventures, LLC, a venture capital firm. Prior to his service at WELM, from 2005 to 2011, Mr. Martin served as President & Chief Executive Officer of the tax and accounting division of Thomson Reuters Corporation, the former parent of the Company.

On June 30, 2013, Mr. Martin executed the Offer Letter extended by the Company (the “Offer Letter”), which set forth some of the terms of his employment as the Executive Vice President and Chief Operating Officer of the Company’s Commercial division. Pursuant to the Offer Letter, Mr. Martin’s initial annual base salary will be $425,000, and he will be eligible to participate in the Company’s annual incentive plan, with an initial target award of 75% of his earned base salary. Mr. Martin is also being issued a .6% Class B Membership interest in VCPH Holdings LLC, the parent of the Company. In the event of involuntary termination by the Company, Mr. Martin is eligible for severance in the form of base salary continuation and health insurance coverage for a period of 104 weeks, in accordance with the Company’s practice at the time of separation. The severance is conditioned on Mr. Martin’s signing of a standard separation agreement.

In connection with his employment with the Company, Mr. Martin will enter into the Company’s standard confidentiality, non-competition and non-solicitation agreements.

The foregoing description is qualified in its entirety by reference to the Offer Letter filed as Exhibit 10.1 attached hereto and incorporated herein by reference. There is no arrangement or understanding between Mr. Martin and any other person pursuant to which Mr. Martin was appointed Executive Vice President and Chief Operating Officer of the Company’s Commercial division. Mr. Martin has no family relationships with any other executive officers or directors of the Company, or persons nominated or chosen by the Company to become directors or executive officers. Furthermore, the Company is not aware of any transactions requiring disclosure under Item 404(a) of Regulation S-K.

Item 8.01	Other Events

On July 3, 2013, the Company issued a press release announcing the appointment of Mr. Martin as Executive Vice President and Chief Operating Officer of its Commercial division, a copy of which is attached to this Current Report on Form 8–K as Exhibit 99.1 and is incorporated herein by reference.

Exhibit No.	Description

10.1	Offer Letter dated June 27, 2013 between Truven Health Analytics Inc. and Roy Martin.

99.1	Press Release of Truven Health Analytics Inc. dated July 3, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Truven Health Analytics Inc.

(Registrant)

Date: July 3, 2013	By:	/s/ Andra K. Heller
	Name:	Andra K. Heller
	Title:	General Counsel & Secretary